UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
Amendment No. 1

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 2, 2018 (June 26, 2018)

CRITEO S.A.
(Exact name of registrant as specified in its charter)

France	001-36153	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

32, rue Blanche, Paris - France	75009
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: +33 14 040 2290
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed, on April 25, 2018, the Board appointed Jean-Baptiste Rudelle, the Executive Chairman of Criteo S.A. (the "Company"), as the Company's Chairman and Chief Executive Officer. On June 26, 2018, the Company's board of directors (the "Board") approved certain compensatory arrangements for Mr. Rudelle in connection with his appointment as the Company’s Chairman and Chief Executive Officer.
Mr. Rudelle will receive a base salary equal to €495,323, subject to annual review by the Board, and a target cash bonus under the Company’s annual bonus plan for executives equal to 100% of his base salary, contingent upon the achievement of certain financial, group and individual performance goals to be set by the Board in its discretion from time to time. Mr. Rudelle's maximum bonus opportunity for extraordinary performance will be capped at 200% of the amount of his target bonus opportunity. For 2018, Mr. Rudelle will be entitled to only a prorated portion of the base salary and target bonus corresponding to the period during which he serves as Chairman and Chief Executive Officer.
Also on June 26, 2018, Mr. Rudelle received a grant of 152,833 stock options under the Company's 2016 Stock Option Plan. The exercise price per share of each of the stock options is €28.69 and was fixed by the Board on the date of grant pursuant to the terms of the 2016 Stock Option Plan. One quarter of the stock options will vest on the first anniversary of the grant date, and the remainder will vest in equal increments at the end of each calendar quarter for the next 36 months thereafter. Any stock options that have not been exercised by the tenth anniversary of the grant date will be forfeited.
Subject to approval by the Board, Mr. Rudelle will also receive 83,333 performance stock units (“PSUs”) under the Company’s Amended and Restated 2015 Performance-Based RSU Plan, the earning of which will be subject to achievement by Mr. Rudelle of certain performance goals to be determined by the Board. Any PSUs earned by Mr. Rudelle will be subject to time-based vesting.
Mr. Rudelle also will participate in the insurance programs mandated by French law and will be entitled to reimbursement of expenses in accordance with Company policy. In accordance with French law, Mr. Rudelle's service as Chairman and Chief Executive Officer may be terminated by the Board at any time and for any reason, with or without cause. If Mr. Rudelle is terminated for any reason (including his death or disability) or resigns for any reason, he will not be entitled to any severance, other than (i) accrued but unpaid base salary through his termination date and (ii) reimbursement for any business expenses properly incurred by him prior to his termination.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Criteo S.A.

Date: July 2, 2018	By:	/s/ Benoit Fouilland
	Name:	Benoit Fouilland
	Title:	Chief Financial Officer